                                                                  Exhibit 10.61
                            NONCOMPETITION AGREEMENT


     THIS NONCOMPETITION AGREEMENT (this "Agreement") is entered into as of July 18, 1997, by and among Marc S. Trubitz ("M. Trubitz"), Suellen Trubitz ("S. Trubitz"), Douglas Randall Brevard ("Brevard"), Linda Sue Hughes ("Hughes"), and Donald Stewart ("Stewart," collectively with Brevard, Hughes,
M. Trubitz and S. Trubitz, the "Executives" and individually, an "Executive") and National Equipment Services, Inc., a Delaware corporation (the "Company"). The Company and the Executives are sometimes collectively referred to herein as the "Parties" and individually as a "Party."

     WHEREAS, each Executive has been an employee, officer, director and/or stockholder of MST Enterprises, Inc. (d/b/a Equipco Sales & Rentals), a Virginia corporation ("Equipco"), and as such, possesses special knowledge, abilities and experience regarding the business of Equipco.

     WHEREAS, the Company, Equipco and the stockholders of Equipco are parties to a Stock Purchase Agreement, dated as of July 18, 1997 (the "Purchase Agreement"), whereby the Company shall purchase all of the outstanding stock of Equipco.

     WHEREAS, as a condition to the consummation of the transactions contemplated by the Purchase Agreement, the Company desires to obtain, and, subject to the terms and conditions hereof, the Executives agree to provide, certain representations, warranties and covenants as more fully set forth below.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the Parties agree as follows:

     1. Noncompete Payment; Authorization of Stock. As a condition to the Executives' obligations hereunder, the Company shall pay to the Executives an aggregate of $50,001 in cash and authorize the issuance to the Executives of
145.5 shares of the Company's Class A Common Stock, par value $.01 per share (the "Class A Common Stock") (which Class A Common Stock, for purposes of this Agreement, shall be deemed to have a fair market value of $1,000 per share and $145,500 in the aggregate) and 450 shares of the Company's Class B Common Stock, par value $.01 per share (the "Class B Common Stock") (which Class B Common Stock, for purposes of this Agreement, shall be deemed to have a fair market value of $10 per share and $4,500 in the aggregate). The shares of Class A Common Stock and Class B Common Stock being issued to the Executives hereunder are collectively referred to herein as the "Shares." On the date hereof, the Company shall deliver to each Executive (i) the amount of cash set forth next to such Executive's name on the Noncompete Payment Schedule attached hereto and (ii) the number of each class of Shares set forth next to such Executive's name on the Noncompete Payment Schedule attached hereto (collectively, the "Noncompete Payment"). The closing of the cash payments hereunder and the issuance of the Shares hereunder (the "Closing") will take place at the offices of Kirkland &

Ellis, 200 East Randolph Drive, Chicago, Illinois  60601 on the date hereof.
At the Closing, the Company will deliver to each Executive (i) the cash portion of such Executive's Noncompete Payment by company check and (ii) the stock portion of such Executive's Noncompete Payment by delivery of certificates evidencing the number and class of Shares to be issued to such Executive, issued in the name of such Executive.

     2. Confidential Information. Each Executive acknowledges that the information, observations and data obtained by him or her while employed by Equipco or the Company and its affiliates concerning the business or affairs of Equipco and/or the Company or any of its affiliates ("Confidential Information") are the property of the Company or such affiliate. Therefore, each Executive agrees that he or she shall not disclose to any unauthorized person or use for his or her own purposes, except in connection with the Purchase Agreement, any Confidential Information without the prior written consent of the Chief Executive Officer of the Company (the "CEO"), unless and to the extent that (i) the aforementioned matters are publicly available other than as a result of such Executive's acts or omissions, (ii) are readily ascertainable by proper means by the public, or (iii) any Executive is required by law to disclose such information. Each Executive shall deliver to the Company at any time the Company may request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents and data (and copies thereof) relating to the Confidential Information, Work Product (as defined below) or the business of Equipco and/or the Company or any of its affiliates which he or she may then possess or have under his control; provided, however, that the Company shall continue to comply with Section 11.9 of the Purchase Agreement with regard to such documents and data. Officers, directors, stockholders, employees, affiliates, agents, and representatives of Equipco or of the Company shall not be deemed "unauthorized persons" for purposes of this Agreement.

     3. Inventions and Patents. Each Executive acknowledges that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (whether or not patentable) which relate to Equipco's or the Company's or any of its affiliates' actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by such Executive while employed by Equipco or the Company or any of its affiliates ("Work Product") belong to the Company or such affiliate. Each Executive shall promptly disclose such Work Product to the CEO and perform all actions reasonably requested by the CEO (regardless of when requested) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

     4. Non-Compete, Non-Solicitation.

     (a) In consideration of the Noncompete Payment to be paid to each Executive hereunder, such Executive acknowledges that in the course of his or her employment with Equipco he or she has become familiar with, and in the course of his or her employment with the Company he or she shall become familiar with, Equipco's and the Company's trade secrets and with other Confidential Information concerning Equipco and the Company and its affiliates and that his or her services have been and shall be of special, unique and extraordinary value to Equipco and/or the Company and its affiliates. Therefore, in order to induce the Company to consummate the transaction contemplated by the Purchase Agreement, each Executive agrees that, during the five-year period commencing on the date hereof (the "Noncompete Period"), he or she shall not directly or indirectly own any interest in, manage, control, participate in, consult with or render services for any equipment rental or maintenance business within a 100-mile radius of Equipco's business premises at 110 Pleasant Valley Road, Harrisonburg, Virginia (other than on behalf of, and at the direction of, the Company). Nothing herein shall prohibit any Executive from being a passive owner of not more than five percent (5%) of the outstanding stock of any class of a corporation which is publicly traded, so long as such Executive has no active participation in the business of such corporation.

     (b) During the Noncompete Period, each Executive shall not directly or indirectly through another entity (i) knowingly induce or attempt to induce any employee of the Company or any of its affiliates to leave the employ of the Company or such affiliate when the Company or any of its affiliates desire to retain that person's services or (ii) knowingly induce or attempt to induce any customer, supplier, licensee, licensor, franchisee or other business relation of the Company or any of its affiliates to cease doing business with the Company or such affiliate, or in any way interfere intentionally or in bad faith with the relationship between any such customer, supplier, licensee or business relation and the Company or any of its affiliates (including, without limitation, making any negative statements or communications about the Company or its affiliates intentionally or in bad faith).

     (c) If, upon or in contemplation of a Sale of the Company (as defined in the Stock Transfer Agreement, dated as of the date hereof, among the Company, the Executives, and others signatories thereto) with respect to the Company or Equipco, the employment of Brevard, Hughes or Stewart by Equipco is terminated or, if after such Sale of the Company, the employment of Brevard, Hughes or Stewart is terminated in connection with a refusal to relocate from Harrisonburg, then, for such terminated Executive, the Noncompete Period shall also terminate at the time of such termination of employment.

     5. Securities Act Legend. The certificates representing the Shares will bear the following legend:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED AS OF JULY 18, 1997, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER."

No holder of Shares may sell, transfer, assign pledge or otherwise dispose of any interest in any Shares (except pursuant to an effective registration statement under the Securities Act of 1933, as amended) without first delivering to the Company an opinion of counsel (reasonably acceptable in form and substance to the Company) that neither registration nor qualification under the Securities Act of 1933, as amended and applicable state securities laws is required in connection with such transfer.

     6. Executives' Representations and Warranties. Each Executive hereby represents and warrants to and covenants and agrees with the Company that:

     (a) such Executive is acquiring the Shares issued hereunder or acquired pursuant hereto for his or her own account with the present intention of holding such securities for investment purposes and that he or she has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws;

     (b) such Executive has had an opportunity to ask questions and receive answers concerning the terms and conditions of the securities issued hereunder and has had full access to such other information concerning the Company as such Executive may have requested and that in making his or her decision to invest in the securities being issued hereunder he or she is not in any way relying on the fact that any other Person has decided to invest in the securities;

     (c) such Executive (i) is an "accredited investor" as defined in Rule 501(a) under the Securities Act of 1933, as amended or (ii) by reason of his or her business and financial experience, and the business and financial experience of those retained by him or her to advise him or her with respect to his or her investment in the securities being issued hereunder, he or she, together with such advisors, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of his or her prospective investment in such securities, is able to bear the economic risk of such investment and, at the present time, is able to afford a complete loss of such investment;

     (d) such Executive (i) understands that the Shares have not been, and will not be, registered under the Securities Act of 1933, as amended, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (ii) understands that the Shares are not transferable, and (iii) is able to bear the economic risk and lack of liquidity inherent in holding the Shares; and

     (e) such Executive's execution, delivery and performance of this Agreement does not and shall not conflict with, or result in the breach of or violation of, any other agreement, instrument, order, judgment or decree to which such Executive is a party or by which such Executive is bound, such Executive is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any person or entity other than the Company, and upon the execution and delivery of this Agreement, this Agreement shall be the valid and binding obligation of such Executive, enforceable in accordance with its terms.

     7. Enforcement. If, at the time of enforcement of Section 2, 3 or 4 of this Agreement, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area. Because each Executive's services have been and/or are unique and because each Executive has access to Confidential Information and Work Product, the parties hereto agree that money damages would not be an adequate remedy for any breach of this Agreement. Therefore, in the event a breach or threatened breach of this Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof as may be reasonably necessary to protect the interests of the Company in this Agreement. Each Executive agrees that the restrictions contained in Section 4 of this Agreement are reasonable.

     8. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Company and its affiliates, successors and assigns and shall be binding upon and inure to the benefit of each Executive and such Executive's legal representatives and assigns. The Company may assign or transfer its rights hereunder to any of its affiliates or to a successor entity in the event of merger, consolidation or transfer or sale of all or substantially all of the stock or assets of Equipco or the Company.

     9. Modification of Waiver. No amendment, modification or waiver of this Agreement shall be binding or effective for any purpose unless it is made in a writing signed by the Party against which enforcement of such amendment, modification or waiver is sought. No course of dealing between the Parties to this Agreement shall be deemed to affect or to modify, amend or discharge any provision or term of this Agreement. No delay on the part of the Company or any Executive in the exercise of any of their respective rights or remedies shall operate as a waiver thereof, and no single or partial exercise by the Company or such Executive of any such right or remedy shall preclude other or further exercises thereof. A waiver of right or remedy on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on any other occasion.

     10. Governing Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

     11. Severability. Whenever possible each provision and term of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or term of this Agreement shall be held to be prohibited by or invalid under such applicable law, then such provision or term shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Agreement.

     12. No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Party.

     13. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when personally delivered or received by certified mail, return receipt requested, or sent by guaranteed overnight courier service. Notices, demands and communications will be sent to parties hereto at the addresses indicated below:

     Notices to the Company:

     National Equipment Services, Inc.
     1800 Sherman, Suite 100
     Evanston, Illinois  60201
     Attention: Chief Executive Officer

     With a copy to:

     Kirkland and Ellis
     200 E. Randolph Drive
     Chicago, Illinois  60601
     Attention: Sanford E. Perl

     Notices to an Executive:

     To the address set forth below
     such Executive's name on the
     signature pages hereto

or to such other address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party.

     14. Captions. The captions used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement and shall not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement shall be enforced and construed as if no caption had been used in this Agreement.

     15. Counterparts. This Agreement may be executed in counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement.

     16. Attorney's Fees. In the event of any litigation between the parties arising out of this Agreement, the prevailing party shall be entitled to recover all costs incurred and a reasonable attorneys' fee, including attorneys' fees on appeal.

                             *      *      *      *

     IN WITNESS WHEREOF, the undersigned have executed this Noncompetition Agreement as of the date first above written.

                             NATIONAL EQUIPMENT SERVICES, INC.


                             By:   /s/ Kevin Rodgers
                                   -----------------------------------
                             Its:  CEO
                                   -----------------------------------



                             /s/ Marc S. Trubitz
                             -----------------------------------------
                             MARC S. TRUBITZ

             Address:        5070 Gulf of Mexico Drive
                             Longboat Key, Florida  34228


                             /s/ Suellen Trubitz
                             -----------------------------------------
                             SUELLEN TRUBITZ

             Address:        5070 Gulf of Mexico Drive
                             Longboat Key, Florida  34228


                             /s/ Douglas Randall Brevard
                             -----------------------------------------
                             Douglas Randall Brevard

             Address:        840 Canterbury Court
                             Harrisonburg, Virginia  22801


                             /s/ Linda Sue Hughes
                             -----------------------------------------
                             Linda Sue Hughes

             Address:        Route 2, Box 172A
                             Harrisonburg, Virginia  22801

                             /s/ Donald Stewart
                             -----------------------------------------
                             Donald Stewart

             Address:        982 Misty Court
                             Harrisonburg, Virginia  22801

                          NONCOMPETE PAYMENT SCHEDULE





                                                  SHARES
                                   CLASS A COMMON     CLASS B COMMON
   EXECUTIVE              CASH     NUMBER   VALUE     NUMBER   VALUE TOTAL VALUE
Marc S. Trubitz          $     0   48.500  $ 48,500      150   $1,500   $50,000
Suellen Trubitz                0   48.500    48,500      150    1,500    50,000
Douglas Randall Brevard   16,667   16.167    16,167       50      500    33,334
Linda Sue Hughes          16,667   16.167    16,167       50      500    33,333
Donald Stewart            16,667   16.166    16,166       50      500    33,333
TOTAL                    $50,001  145.500  $145,500      450   $4,500  $200,000



                                     - 9 -